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                                                                   EXHIBIT 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
AT&T Canada Inc.

We consent to the incorporation by reference in the following AT&T Corp. registration statements of our report to the Board of Directors dated January 31, 2003, except as to notes 1, 8 and 25, which are as of February 25, 2003, relating to the consolidated balance sheet of AT&T Canada Inc. ("the Company") as of December 31, 2001, and the related consolidated statements of operations and deficit and cash flows for the year then ended, which appears as an exhibit to the AT&T Corp. 2003 Annual Report on Form 10-K:

Registration Statements on Form S-3 for the Shareowner Dividend Reinvestment and Stock Purchase Plan (Registration No. 333-00573), Form S-8 for the AT&T Long Term Savings and Security Plan (Registration No. 333-47257), Forms S-8 for the AT&T Long Term Savings Plan for Management Employees (Registration Nos. 33-34264, 33-34264-1, 33-29256 and 33-21937), Form S-8 for the AT&T Retirement
Savings and Profit Sharing Plan (Registration No. 33-39708), Form S-8 for Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long Term Incentive Program (Registration No. 333-47251), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees (Registration No. 33-50819), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (Registration No. 33-50817), Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 33-54797) for the AT&T 1996 Employee Stock Purchase Plan and Form S-8 for the AT&T 1996 Amended Employee Stock Purchase Plan (Registration No. 333-104166), Form S-8 for the AT&T Shares for Growth Program (Registration No. 333-47255), Forms S-8 for the AT&T 1997 Long Term Incentive Program (Registration Nos. 333-43440 and 33-28665), Form S-3 for the AT&T $2,600,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-49589), Form S-3 for the AT&T $3,000,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-59495), Form S-4 for the AT&T 5,000,000 Common Shares (Registration No. 33-57745), Post-Effective Amendment Nos. 1, 2, 3, 4 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-52119) for the McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock Option Plan (Registration No. 33-52119-01), the McCaw Cellular Communications, Inc. 1987 Stock Option Plan (Registration No. 33-52119-02), the McCaw Cellular Communications, Inc. Equity Purchase Plan (Registration No. 33-52119-03), the McCaw Cellular Communications, Inc. 1992 Stock Option Plan for Non-Employee Directors (Registration No. 33-52119-04) and the McCaw Cellular Communications, Inc. Employee Stock Purchase Plan (Registration No. 33-52119-05), respectively, Form S-8 for the AT&T Amended and Restated 1969 Stock Option Plan for LIN Broadcasting Corp. (Registration No. 33-63195), and in Post Effective Amendment Nos. 1, 2, 3, 4 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 333-49419) for the Teleport Communications Group Inc. 1993 Stock Option Plan (Registration No. 333-49419-01), Teleport Communications Group Inc. 1996 Equity Incentive Plan (Registration No. 333-49419-02), ACC Corp. Employee Long Term Incentive Plan (Registration No. 333-49419-03), ACC Corp. Non-Employee Directors' Stock Option Plan (Registration No. 333-49419-04) and ACC Corp. 1996 UK Sharesave Scheme (Registration No. 333-49419-05), and in Post-Effective Amendment Nos. 1 and 2 on Form S-8 to Form S-4 Registration Statement (Registration No. 333-70279) for the Tele-Communications, Inc. 1998 Incentive Plan, the Tele-Communications, Inc. 1996 Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Non-employee Director Stock Option Plan, the Tele-Communications International, Inc. 1996 Non-employee Director Stock Option Plan, the Tele-Communications International, Inc. 1995 Stock Incentive Plan (Registration No. 333-70279-01), the Liberty Media 401(K) Savings Plan, the TCI 401(K) Stock Plan (Registration No. 333-70279-02), Form S-4 for Vanguard Cellular Systems, Inc. (Registration No. 333-75083), Form S-4 for MediaOne Group (Registration No. 333-86019), Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement for the MediaOne Group 1999 Supplemental Stock Plan and the Amended MediaOne Group 1994 Stock Plan (Registration No. 333-86019-1), Post Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement for MediaOne Group 401(K) Savings
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Plan (Registration No. 333-86019-2), Form S-8 for the AT&T Broadband Deferred
Compensation Plan (Registration No. 333-53134), Post Effective Amendment No. 1 to Form S-8 for AT&T Senior Management Incentive Award Deferral Plan and AT&T Deferred Compensation Plan for Non-Employee Directors (Registration No. 333-61676-1), Form S-8 for AT&T Senior Management Incentive Award Deferral Plan and AT&T Deferred Compensation Plan for Non-Employee Directors (Registration No. 333-61676), Form S-3 for the Redemption of TCI Preferred Securities (Registration No. 333-73120-01), Amendment No. 1 to Form S-3 for the Redemption of TCI Preferred Securities (Registration No. 333-73120-02), Amendment No. 2 to Form S-3 for the Redemption of TCI Preferred Securities (Registration No. 333-73120-03), Amendment No. 3 to Form S-3 for the Redemption of TCI Preferred Securities (Registration No. 333-73120-04), Form S-3 for the AT&T Universal Shelf Registration (Registration No. 333-83174, which supercedes Form S-3 for the $13,080,000 Debt Securities and Warrants to Purchase Debt Securities 333-71167), and Amendment No. 1 to the Form S-3 for the AT&T Universal Shelf Registration (Registration No. 333-83174-01).

Our report contains Comments by the Auditors for U.S. Readers on Canada - U.S. Reporting Differences which states that in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern such as those described in note 1 to the consolidated financial statements. Our report to the Board of Directors is expressed in accordance with Canadian reporting standards, which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

In addition, in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the change described in note 2(e) to the consolidated financial statements. Our report to the Board of Directors is expressed in accordance with Canadian reporting standards, which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

KPMG LLP

Toronto, Canada
March 12, 2004